EXHIBIT 5.07-3

Writers’ Group Film Corp.
Information Statement

Spin-Off of Our Three Subsidiaries -
1) Writers’ Assistants Movie, Inc.;
2) His Name Is Noah Movie, Inc.; and
3) Forever Man Movie, Inc. -

through the Distribution by WRITERS’ GROUP FILM CORP.
of

15,000,000 Shares of Writers’ Assistants Movie, Inc. Common Stock,

6,750,000 Shares of His Name Is Noah Movie, Inc. Common Stock and

800,000 Shares of Forever Man Movie, Inc. Common Stock

to Shareholders of WRITERS’ GROUP FILM CORP. Common Stock

To Our Shareholders:

We are sending you this Information Statement because we are spinning off our three wholly-owned subsidiaries, Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc., to the holders of our common stock.

We are effecting this spin-off by distributing:

1) 0.1149 shares of Writers’ Assistants Movie, Inc. common stock as a dividend on each outstanding share of WRITERS’ GROUP FILM CORP. common stock, amounting to 15,000,000 shares of Writers’ Assistants Movie, Inc. common stock in total;

2) 0.0517 shares of His Name Is Noah Movie, Inc. common stock as a dividend on each outstanding share of WRITERS’ GROUP FILM CORP. common stock, amounting to 6,750,000 shares of His Name Is Noah Movie, Inc. common stock in total; and

3) 0.0061 shares of Forever Man Movie, Inc. common stock as a dividend on each outstanding share of WRITERS’ GROUP FILM CORP. common stock, amounting to 800,000 shares of Forever Man Movie, Inc. common stock in total.

The dividend will be distributed on Friday, January 28, 2011 to holders of record of WRITERS’ GROUP FILM CORP. common stock as of 6:00 p.m. PST on Monday, January 24, 2011.

Writers’ Assistants Movie, Inc., a Delaware corporation, is a development-stage company with the business plan of producing the film “Writers’ Assistants”.

His Name Is Noah Movie, Inc., a Delaware corporation, is a development-stage company with the business plan of producing the film “His Name Is Noah”.

Forever Man Movie, Inc., a Delaware corporation is a development-stage company with the business plan of producing the film “Forever Man”.

On January 13, 2011, the WRITERS’ GROUP FILM CORP. Board of Directors determined that it would be in the best interests of Writers’ Group shareowners to separate all three of its wholly-owned subsidiaries – Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. – from Writers’ Group.

Following this spin-off, we will no longer own any shares of either Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. or Forever Man Movie, Inc., and all three companies will be fully independent, privately-owned companies.

A majority of WRITERS’ GROUP FILM CORP. shareowners has approved the spin-off dividend transactions. Therefore, as a minority shareowner, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the spin-off, Writers’ Assistants Movie, Inc., Writers’ Assistants Movie, Inc.'s common stock, His Name Is Noah Movie, Inc., His Name Is Noah Movie, Inc.’ common stock, Forever Man Movie, Inc. and Forever Man Movie, Inc.'s common stock for your information only. If you would like more information please call us at 213-694-1888.

Neither the Securities and Exchange Commission nor any state securities regulators have approved of the common stock of Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. or Forever Man Movie, Inc. be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this Information Statement is January 13, 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

/s/ Tal L. Kapelner
Tal L. Kapelner
President

We are pleased to send you this Information Statement about our spin-offs of Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. This Information Statement provides you with important information concerning:

•	How we determined the number of shares you will receive of each subsidiary;
•	How fractional shares will be treated;
•	A brief description of the background and business of Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc.; and
•	How you can obtain additional information about these matters.

We are confident that the spin-offs will benefit Writers’ Group, Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc., Forever Man Movie, Inc. and you, our shareholders. We believe that Writers’ Group, Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. will become stronger and more competitive as a result of the separation. Thank you for your investment in WRITERS’ GROUP FILM CORP.

INFORMATION ABOUT THE SPIN-OFF

On January 13, 2011, the Writers’ Group Board of Directors approved the spin-offs of Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. to holders of Writers’ Group’s common stock.

To effect these spin-offs, the Writers’ Group Board declared a dividend on Writers’ Group common stock consisting of the 15,000,000 shares of Writers’ Assistants Movie, Inc. common stock owned by Writers’ Group, the 6,750,000 shares of His Name Is Noah Movie, Inc. common stock owned by Writers’ Group, and the 800,000 shares of Forever Man Movie, Inc. common stock owned by Writers’ Group. These shares represent 100% of the outstanding stock of Writers’ Assistants Movie, Inc., 100% of the outstanding stock of His Name Is Noah Movie, Inc. and 100% of the outstanding stock of Forever Man Movie, Inc., respectively.

The dividend will be distributed on Friday, January 28, 2011 to holders of record of WRITERS’ GROUP FILM CORP. common stock as of 6:00 p.m. PST on Monday, January 24, 2011, in the amounts of 0.1149 shares of Writers’ Assistants Movie, Inc., 0.0517 shares of His Name Is Noah Movie, Inc. and 0.0061 shares of Forever Man Movie, Inc. common stock, for each share of Writers’ Group common stock outstanding on the record date. You will not be required to pay any cash or other consideration for the shares of Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. or Forever Man Movie, Inc. common stock distributed to you or to surrender or exchange your shares of Writers’ Group common stock to receive the dividend of Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. common stock.

The Number of Shares You Will Receive

Writers’ Assistants Movie, Inc.

For each share of Writers’ Group common stock that you own as of 6:00 p.m. EST on Monday, January 24, 2011 (the “record date”), you will be entitled to receive that number of Writers’ Assistants Movie, Inc. shares equal to the quotient obtained by dividing the total number of shares of Writers’ Assistants Movie, Inc. common stock to be distributed in the spin-off by the approximate number of shares of Writers’ Group common stock outstanding as of the record date, rounded up to the next whole number of shares.

Thus, the following equation determines the number of shares of Writers’ Assistants Movie, Inc. common stock you will be entitled to receive for each share of Writers’ Group common stock you hold:

Total number of shares of Writers’ Assistants Movie, Inc. to be distributed in the spin-off		15,000,000
	=	____________	= 0.1149

Number of shares of Writers’ Group common stock outstanding as of the record date.		130,519,822

Example: If you are the owner of 1,000 shares of Writers’ Group as of the record date, you will be entitled to receive 115 shares of Writers’ Assistants Movie, Inc.

Please note: These shares will, at least initially, be restricted shares. Please see “Filings With the SEC” section below regarding the lifting of restrictions.

His Name Is Noah Movie, Inc.

For each share of Writers’ Group common stock that you own as of the record date, you will be entitled to receive that number of His Name Is Noah Movie, Inc. shares equal to the quotient obtained by dividing the total number of shares of His Name Is Noah Movie, Inc. common stock to be distributed in the spin-off by the approximate number of shares of Writers’ Group common stock outstanding as of the record date, rounded up to the next whole number of shares.

Thus, the following equation determines the number of shares of His Name Is Noah Movie, Inc. common stock you will be entitled to receive for each share of Writers’ Group common stock you hold:

Total number of shares of His Name Is Noah Movie, Inc. to be distributed in the spin-off		6,750,000
	=	____________	= 0.0517

Number of shares of Writers’ Group common stock outstanding as of the record date.		130,519,822

Example: If you are the owner of 1,000 shares of Writers’ Group as of the record date, you will be entitled to receive 52 shares of His Name Is Noah Movie, Inc.

Please note: These shares will, at least initially, be restricted shares. Please see “Filings With the SEC” section below regarding the lifting of restrictions.

Forever Man Movie, Inc.

For each share of Writers’ Group common stock that you own as of the record date, you will be entitled to receive that number of Forever Man Movie, Inc. shares equal to the quotient obtained by dividing the total number of shares of Forever Man Movie, Inc. common stock to be distributed in the spin-off by the approximate number of shares of Writers’ Group common stock outstanding as of the record date, rounded up to the next whole number of shares.

Thus, the following equation determines the number of shares of Forever Man Movie, Inc. common stock you will be entitled to receive for each share of Writers’ Group common stock you hold:

Total number of shares of Forever Man Movie, Inc. to be distributed in the spin-off		800,000
	=	____________	= 0.0061

Number of shares of Writers’ Group common stock outstanding as of the record date.		130,519,822

Example: If you are the owner of 1,000 shares of Writers’ Group as of the record date, you will be entitled to receive 7 shares of Forever Man Movie, Inc.

Please note: These shares will, at least initially, be restricted shares. Please see “Filings With the SEC” section below regarding the lifting of restrictions.

When and How You Will Receive the Shares

We will distribute the shares on Friday, January 28, 2011 by releasing our shares of Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. common stock to be distributed in the spin-offs, and causing the shares of Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. common stock to which you are entitled, to be registered in your name. As of that time, you will become the record holder of that number of shares of Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. common stock, while still retaining your shares of Writers’ Group.

Fractional shares will be rounded to the next highest whole number of shares. Stock certificates representing your ownership of shares of Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. common stock will be printed and mailed by regular USPS first class mail by the transfer agent (see below for transfer agent information).

Please note: These shares will, at least initially, be restricted shares. Please see “Filings With the SEC” section below regarding the lifting of restrictions.

Information about Writers’ Assistants Movie, Inc., a Delaware corporation

Writers’ Assistants Movie, Inc., a Delaware corporation, is a development-stage company with the business plan of producing the film “Writers’ Assistants”. Its assets are an unproduced screenplay for the film “Writers Assistants”. In actively seeking financing for the film, it was determined that Writers’ Assistants Movie, Inc. should be a fully-independent corporation, with the ability to attract additional equity investment in order to finance the film.

Information about His Name Is Noah Movie, Inc., a Delaware corporation

His Name Is Noah Movie, Inc., a Delaware corporation, is a development-stage company with the business plan of producing the film “His Name Is Noah”. Its assets are an unproduced screenplay for the film “His Name Is Noah”. In actively seeking financing for the film, it was determined that His Name Is Noah Movie, Inc. should be a fully-independent corporation, with the ability to attract additional equity investment in order to finance the film.

Information about Forever Man Movie, Inc., a Delaware corporation

Forever Man Movie, Inc., a Delaware corporation is a development-stage company with the business plan of producing the film “Forever Man”. Its assets are an unproduced screenplay for the film “Forever Man”. In actively seeking financing for the film, it was determined that Forever Man Movie, Inc. should be a fully-independent corporation, with the ability to attract additional equity investment in order to finance the film.

Background of the Separation of Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. from Writers’ Group

WRITERS’ GROUP FILM CORP. was incorporated in March, 2007 with the business plan of producing entertainment products. To that end, it created three subsidiary companies, the responsibility for each of which was to produce one film. Those subsidiaries were Writers’ Assistants Movie, Inc., His Name is Noah, Inc. (both formed in 2007), and Forever Man Movie, Inc. (formed in 2008).

As research for the financing activities for each of the three companies began in earnest in the late Fall of 2010, the Board of Directors for Writers’ Group Film Corp. decided that in order to better facilitate outside investment in each of the three respective subsidiary corporations, that they should be spun off from the Writers’ Group parent company.

On January 13, 2011, Writers’ Group’s Board of Directors approved the spin-off transaction through a dividend issued to its shareholders on a pro rata basis.

Later on January 13, 2011, the majority shareholders, representing 51.26% of the outstanding stock, voted to approve the Board of Directors' resolution to conduct this spin-off.

In carrying out the spin-offs, Writers’ Group plans to distribute all of the shares of Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. common stock it owns to the holders of Writers’ Group's common stock on a pro rata basis, to holders of Writers’ Group common stock as of 6:00 p.m. PST on Monday, January 24, 2011 by means of a dividend as described in this Information Statement.

After the spin-off, Writers’ Group will not own any shares of Writers’ Assistants Movie, Inc. common stock, His Name Is Noah Movie, Inc. common stock or Forever Man Movie, Inc. common stock, and all three companies will be fully independent, privately-owned companies.

Information About Writers’ Assistants Movie, Inc. Common Stock

Under Writers’ Assistants Movie, Inc.’s Certificate of Incorporation, the authorized capital stock of the company is 75,000,000 shares of common stock, $.001 par value. As of January 13, 2011, there were 15,000,000 shares of Writers’ Assistants Movie, Inc. common stock outstanding.

Dividend rights - holders of record of shares of common stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of Writers’ Assistants Movie, Inc.

Voting Rights - holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Shares of common stock do not have cumulative voting rights, which means that the holders of the majority of the share votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

Preemption Rights - holders of our common stock have no preemptive or conversion rights or other rights to subscribe for or to purchase any stock, obligations or other securities of Writers’ Assistants Movie, Inc..

There are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of holders of our Common Stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future, although our Certificate of Incorporation does not currently authorize any preferred stock at all.

Information About His Name Is Noah Movie, Inc. Common Stock

Under His Name Is Noah Movie, Inc.’s Certificate of Incorporation, the authorized capital stock of the company is 6,750,000 shares of common stock, $.001 par value. As of January 13, 2011, there were 6,750,000 shares of His Name Is Noah Movie, Inc. common stock outstanding.

Dividend rights - holders of record of shares of common stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of His Name Is Noah Movie, Inc.

Voting Rights - holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Shares of common stock do not have cumulative voting rights, which means that the holders of the majority of the share votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

Preemption Rights - holders of our common stock have no preemptive or conversion rights or other rights to subscribe for or to purchase any stock, obligations or other securities of His Name Is Noah Movie, Inc..

There are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of holders of our Common Stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future, although our Certificate of Incorporation does not currently authorize any preferred stock at all.

Information About Forever Man Movie, Inc. Common Stock

Under Forever Man Movie, Inc.'s Certificate of Incorporation, the authorized capital stock of the company is 75,000,000 shares of common stock, $.001 par value. As of January 13, 2011, there were 800,000 shares of Forever Man Movie, Inc. common stock outstanding.

Dividend rights - holders of record of shares of common stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of Forever Man Movie, Inc.

Voting Rights - holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Shares of common stock do not have cumulative voting rights, which means that the holders of the majority of the share votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

Preemption Rights - holders of our common stock have no preemptive or conversion rights or other rights to subscribe for or to purchase any stock, obligations or other securities of Forever Man Movie, Inc..

There are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of holders of our Common Stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future, although our Certificate of Incorporation does not currently authorize any preferred stock at all.

Market for Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. Common Stock

Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. are privately-owned companies and do not currently have public markets for their respective shares. It is unknown if and when any of these three companies will become public or publicly-traded.

Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc., and Forever Man Movie, Inc. Transfer Agent

The transfer agent for Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. and Forever Man Movie, Inc. is:

Signature Stock Transfer, Inc.
2632 Coachlight Court
Plano, TX  75093
(972) 612-4120 – phone
(972) 612-4122 – fax
signaturestocktransfer@msn.com – e-mail

Filings With the SEC

Neither Writers’ Assistants Movie, Inc., His Name Is Noah Movie, Inc. nor Forever Man Movie, Inc. are reporting companies, and therefore none are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. It is unknown if and when any of these companies will file a Form 10 or S-1 Registration of Securities statement with the SEC.

The securities you hold as a result of these spin-offs may not be sold in the absence of an effective registration statement for the securities under the Securities Act of 1933, or unless sold pursuant to an exemption from registration.

All filings with the SEC for Writers’ Group Film Corp. can be found through the SEC’s EDGAR database online at: http://www.sec.gov/edgar/searchedgar/companysearch.html

U.S. Federal Income Tax Consequences

We have not requested, nor have we received, a ruling from the U.S. Internal Revenue Service regarding the tax consequences of our distribution. Typically spin-offs such as these have been ruled tax-free to both the company and its shareholders, with neither a gain nor a loss recognized.
However, this should not be relied upon and you are encouraged to consult your tax advisor for more information.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon:

The following persons have been a director or officer of WRITERS’ GROUP FILM CORP. in the last 2 fiscal years:

Tal L. Kapelner
Ariella Kapelner
Glenn M. Benest

There are no directors opposed to this action described herein.

Information about WRITERS’ GROUP FILM CORP.

Current officers:

President:	TAL L. KAPELNER

Vice-President:	ARIELLA KAPELNER

Secretary:	TAL L. KAPELNER

Treasurer:	ARIELLA KAPELNER

Current directors:	TAL L. KAPELNER ARIELLA KAPELNER GLENN M. BENEST

Mailing address:	1752 East Avenue J #266 Lancaster, CA 93535

Outstanding shares:	130,519,822

Number of votes entitled:	130,519,822

This spin-off will have no effect upon the rights of existing security holders of WRITERS’ GROUP FILM CORP.

Information about Writers’ Assistants Movie, Inc.

Current officers:

President:	TAL L. KAPELNER

Vice-President:	ARIELLA KAPELNER

Secretary:	TAL L. KAPELNER

Treasurer:	ARIELLA KAPELNER

Current directors:	TAL L. KAPELNER ARIELLA KAPELNER GLENN M. BENEST

Mailing address:	1752 East Avenue J #266 Lancaster, CA 93535

Outstanding shares:	15,000,000

Number of votes entitled:	15,000,000

This spin-off will have no effect upon the rights of existing security holders of Writers’ Assistants Movie, Inc.

Information about His Name Is Noah Movie, Inc.

Current officers:

President:	TAL L. KAPELNER

Vice-President:	ARIELLA KAPELNER

Secretary:	TAL L. KAPELNER

Treasurer:	ARIELLA KAPELNER

Current directors:	TAL L. KAPELNER ARIELLA KAPELNER GLENN M. BENEST

Mailing address:	1752 East Avenue J #266 Lancaster, CA 93535

Outstanding shares:	6,750,000

Number of votes entitled:	6,750,000

This spin-off will have no effect upon the rights of existing security holders of His Name Is Noah Movie, Inc.

Information about Forever Man Movie, Inc.

Current officers:

President:	TAL L. KAPELNER

Vice-President:	ARIELLA KAPELNER

Secretary:	TAL L. KAPELNER

Treasurer:	ARIELLA KAPELNER

Current directors:	TAL L. KAPELNER ARIELLA KAPELNER GLENN M. BENEST

Mailing address:	1752 East Avenue J #266 Lancaster, CA 93535

Outstanding shares:	800,000

Number of votes entitled:	800,000

This spin-off will have no effect upon the rights of existing security holders of Forever Man Movie, Inc.